SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 1, 2014

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This report amends the Current Report on Form 8-K filed by Vectren Corporation with the Securities and Exchange Commission on July 2, 2014 to provide an executed copy of the Stock Purchase Agreement related to the sale of Vectren Fuels, Inc. to Sunrise Coal, LLC effective June 30, 2014.

Item 1.01  Entry into a Material Definitive Agreement

On July 1, 2014, Vectren Corporation ("Vectren") announced that it has signed a Stock Purchase Agreement effective June 30, 2014, to sell its wholly owned coal mining subsidiary, Vectren Fuels, Inc., to Sunrise Coal, LLC (Sunrise Coal), a wholly owned subsidiary of Hallador Energy Company, which owns and operates coal mines in the Illinois Basin. A copy of the press release detailing the sale is attached as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the executed Stock Purchase Agreement is also filed as Exhibit 10.1 to provide information regarding its terms.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby attaching cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries. These cautionary statements are attached as Exhibit 99.2.

Item 9.01    Exhibits

Exhibit Number	Description

99.1	Press Release

99.2	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995
10.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
July 8, 2014

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

The following Exhibit is filed as part of this Report to the extent described in Item 1.01:

Exhibit Number	Description

99.1	Press Release

99.2	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995
10.1	Stock Purchase Agreement